Exhibit 99.1

Appian Announces Third Quarter 2018 Financial Results
Subscription revenue increased 42% year-over-year to $29.4 million
Total revenue increased 23% year-over-year to $54.9 million

Reston, VA - November 1, 2018 - Appian (NASDAQ: APPN) today announced financial results for the third quarter ended September 30, 2018.
"In the third quarter, our subscription revenue grew 42% year-over-year and our subscription revenue retention rate remained high at 117%. We continue to demonstrate that our platform is the most accessible in the market. More companies are finding us to be the fastest way to build and deploy unique software to run their business," said Matt Calkins, CEO & Founder.
Third Quarter 2018 Financial Highlights:
• Revenue: Subscription revenue was $29.4 million for the third quarter of 2018, up 42% compared to the third quarter of 2017. Total subscriptions, software and support revenue increased 36% year-over-year to $30.9 million for the third quarter of 2018. Professional services revenue was $24.0 million for the third quarter of 2018, an increase of 9% year-over-year. Total revenue was $54.9 million for the third quarter of 2018, up 23% compared to the third quarter of 2017. Subscription revenue retention rate was 117% as of September 30, 2018.

• Operating loss and non-GAAP operating loss: GAAP operating loss was $(14.9) million for the third quarter of 2018, compared to $(6.5) million for the third quarter of 2017. Non-GAAP operating loss was $(8.1) million for the third quarter of 2018, compared to $(4.9) million for the third quarter of 2017.

• Net loss and non-GAAP net loss: GAAP net loss was $(15.0) million for the third quarter of 2018, compared to $(6.3) million for the third quarter of 2017. GAAP net loss per share attributable to common stockholders was $(0.24) for the third quarter of 2018 based on 62.5 million weighted-average shares outstanding, compared to $(0.10) for the third quarter of 2017 based on 60.2 million weighted-average shares outstanding. Non-GAAP net loss was $(8.2) million for the third quarter of 2018, compared to $(4.7) million for the third quarter of 2017. Non-GAAP net loss per share was $(0.13) for the third quarter of 2018, based on 62.5 million basic and diluted shares outstanding, compared to $(0.08) for the third quarter of 2017, based on 60.2 million basic and diluted shares outstanding.

• Balance sheet and cash flows: As of September 30, 2018, Appian had cash and cash equivalents of $107.3 million, inclusive of $57.8 million net cash raised in the company’s underwritten public offering of Class A Common Stock on August 23, 2018. Cash used in operating activities was $(0.3) million for the three months ended September 30, 2018, compared with cash used in operating activities of $(4.4) million for the three months ended September 30, 2017.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter 2018 Business Highlights:

• Announced integration with Google Cloud’s new Contact Center AI, a solution that combines multiple AI products to improve customer service experience and the productivity of contact centers. This continues the integrated customer experience across channels and customer touchpoint with Appian.
• Announced it will work with Queensland University of Technology (QUT), a major Australian university, to rollout new enterprise applications on the Appian Cloud Platform. QUT is redesigning business processes to provide an improved student and staff experience, starting with Finance, Payroll and HR processes.
• Pirelli is one of the world’s leading tire manufacturers and related services providers. They awarded Appian with the 2018 Pirelli Supplier Award in the Information and Communications Technology (ICT) category. This annual award recognizes companies for their outstanding partnership with the Pirelli organization.
Financial Outlook:
As of November 1, 2018, guidance for the fourth quarter 2018 and full year 2018 is as follows:
• Fourth Quarter 2018 Guidance:
• Subscription revenue is expected to be in the range of $31.4 million and $31.6 million, representing year-over-year growth of between 34% and 35%.
• Total revenue is expected to be in the range of $55.1 million and $56.1 million, representing year-over-year growth of between 9% and 11%.
• Non-GAAP operating loss is expected to be in the range of $(10.4) million and $(9.4) million.
• Non-GAAP net loss per share is expected to be in the range of $(0.17) and $(0.15). This assumes 63.9 million weighted average common shares outstanding.

• Full Year 2018 Guidance:
• Subscription revenue is now expected to be in the range of $113.3 million and $113.5 million, representing year-over-year growth of 37%.
• Total revenue is now expected to be in the range of $221.6 million and $222.6 million, representing year-over-year growth of between 25% and 26%.
• Non-GAAP operating loss is now expected to be in the range of $(32.5) million and $(31.5) million.
• Non-GAAP net loss per share is now expected to be in the range of $(0.56) and $(0.54). This assumes 62.2 million non-GAAP weighted average common shares outstanding.
Conference Call Details:
Appian will host a conference call today, November 1, 2018, at 5:00 p.m. ET to discuss the Company’s financial results for the third quarter ended September 30, 2018 and business outlook.
The live webcast of the conference call can be accessed on the Investor Relations page of the Company’s website at http://investors.appian.com. To access the call, please dial (877) 407-0792 in the U.S. or (201) 689-8263 internationally. Following the call, an archived webcast will be available at the same location on the Investor Relations page. A telephone replay will be available for one week at (844) 512-2921 in the U.S. or (412) 317-6671 internationally with recording access code 13683715.
About Appian
Appian (NASDAQ: APPN) provides a software development platform that combines intelligent automation and enterprise low-code development to rapidly deliver powerful business applications. Many of the world’s largest organizations use Appian applications to improve customer experience, achieve operational excellence, and simplify global risk and compliance.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and non-GAAP weighted average shares outstanding. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, please see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.

Appian uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results. Appian believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the fourth quarter and full-year 2018, future investment by Appian in its go-to-market initiatives, increased demand for the Appian platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscription revenue and total revenue growth, are forward-looking statements. The words "anticipate," believe," "continue," "estimate," "expect," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, and the timing of Appian’s recognition of subscription revenue which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the "Risk Factors" section of Appian’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on February 23, 2018 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Staci Mortenson
ICR
703-442-1091
investors@appian.com

Media Contact
Nicole Greggs
Director, Media Relations
703-260-7868
nicole.greggs@appian.com

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	As of	As of
	September 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$107,266	$73,758
Accounts receivable, net of allowance of $400	62,464	55,315
Deferred commissions, current	12,366	9,117
Prepaid expenses and other current assets	6,004	7,032
Total current assets	188,100	145,222
Property and equipment, net	3,291	2,663
Deferred commissions, net of current portion	14,658	12,376
Deferred tax assets	246	281
Other assets	569	510
Total assets	$206,864	$161,052
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,616	$5,226
Accrued expenses	6,598	6,467
Accrued compensation and related benefits	13,528	12,075
Deferred revenue, current	83,049	70,165
Other current liabilities	902	1,182
Total current liabilities	110,693	95,115
Deferred tax liabilities	5	87
Deferred revenue, net of current portion	13,758	18,922
Other long-term liabilities	592	1,404
Total liabilities	125,048	115,528
Stockholders’ equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 28,036,799 shares issued and outstanding as of September 30, 2018; 500,000,000 shares authorized and 13,030,081 shares issued and outstanding as of December 31, 2017	3	1
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 35,551,517 shares issued and outstanding as of September 30, 2018; 100,000,000 shares authorized, 47,569,796 shares issued and outstanding as of December 31, 2017	3	5
Additional paid-in capital	212,971	141,268
Accumulated other comprehensive income	576	439
Accumulated deficit	(131,737)	(96,189)
Total stockholders’ equity	81,816	45,524
Total liabilities and stockholders’ equity	$206,864	$161,052

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Subscriptions, software and support	$30,905	$22,660	$90,904	$66,116
Professional services	24,043	21,988	75,623	60,059
Total revenue	54,948	44,648	166,527	126,175
Cost of revenue:
Subscriptions, software and support	3,261	2,341	8,713	6,891
Professional services	16,831	14,272	54,002	39,049
Total cost of revenue	20,092	16,613	62,715	45,940
Gross profit	34,856	28,035	103,812	80,235
Operating expenses:
Sales and marketing	25,467	19,725	75,815	59,503
Research and development	11,737	8,596	32,392	25,867
General and administrative	12,537	6,237	29,022	19,721
Total operating expenses	49,741	34,558	137,229	105,091
Operating loss	(14,885)	(6,523)	(33,417)	(24,856)
Other expense (income):
Other expense (income), net	110	(425)	1,785	(1,658)
Interest expense (income)	67	(2)	134	451
Total other expense (income)	177	(427)	1,919	(1,207)
Net loss before income taxes	(15,062)	(6,096)	(35,336)	(23,649)
Income tax (benefit) expense	(34)	188	212	489
Net loss	(15,028)	(6,284)	(35,548)	(24,138)
Accretion of dividends on convertible preferred stock	—	—	—	357
Net loss attributable to common stockholders	$(15,028)	$(6,284)	$(35,548)	$(24,495)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.24)	$(0.10)	$(0.58)	$(0.53)
Weighted average common shares outstanding:
Basic and diluted	62,480,927	60,204,596	61,583,610	45,855,044

APPIAN CORPORATION AND SUBSIDIARIES
STOCK BASED COMPENSATION EXPENSE
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cost of revenue
Subscriptions, software and support	$138	$80	$355	$484
Professional services	222	142	645	1,126
Operating expenses
Sales and marketing	736	359	1,781	2,782
Research and development	373	256	1,106	2,458
General and administrative	5,332	737	7,360	4,069
Total stock-based compensation expense	$6,801	$1,574	$11,247	$10,919

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(35,548)	$(24,138)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,452	673
Gain on disposal of equipment	(4)	—
Bad debt expense	2	—
Deferred income taxes	69	(91)
Stock-based compensation	11,247	10,919
Fair value adjustment for warrant liability	—	341
Loss on extinguishment of debt	—	384
Changes in assets and liabilities:
Accounts receivable	(6,226)	4,329
Prepaid expenses and other assets	76	(3,184)
Deferred commissions	(5,531)	(1,056)
Accounts payable and accrued expenses	1,255	1,202
Accrued compensation and related benefits	1,814	(339)
Other current liabilities	376	(75)
Deferred revenue	7,862	1,043
Other long-term liabilities	(797)	(143)
Net cash used in operating activities	(23,953)	(10,135)
Cash flows from investing activities:
Purchases of property and equipment	(2,187)	(295)
Proceeds from sale of equipment	4	—
Net cash used in investing activities	(2,183)	(295)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts	—	80,213
Proceeds from public offering, net of underwriting discounts	58,258	—
Payment of costs related to public offerings	(353)	(2,424)
Payment of dividend to Series A preferred stockholders	—	(7,565)
Proceeds from exercise of common stock options	2,627	664
Proceeds from issuance of long-term debt, net of debt issuance costs	—	19,616
Repayment of long-term debt	—	(40,000)
Net cash provided by financing activities	60,532	50,504
Effect of foreign exchange rate changes on cash and cash equivalents	(888)	1,072
Net increase in cash and cash equivalents	33,508	41,146
Cash and cash equivalents, beginning of period	73,758	31,143
Cash and cash equivalents, end of period	$107,266	$72,289
Supplemental disclosure of cash flow information:
Cash paid for interest	$34	$—
Cash paid for income taxes	$178	$484
Supplemental disclosure of non-cash financing activities:
Conversion of convertible preferred stock to common stock	$—	$48,207
Conversion of convertible preferred stock warrant to common stock warrant	$—	$1,191
Accretion of dividends on convertible preferred stock	$—	$357
Offering costs included in accounts payable and accrued expenses	$76	$—

APPIAN CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(14,885)	$(6,523)	$(33,417)	$(24,856)
Add back:
Stock-based compensation expense	6,801	1,574	11,247	10,919
Non-GAAP operating loss	$(8,084)	$(4,949)	$(22,170)	$(13,937)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(15,028)	$(6,284)	$(35,548)	$(24,138)
Add back:
Stock-based compensation expense	6,801	1,574	11,247	10,919
Change in fair value of warrant liability	—	—	—	341
Loss on extinguishment of debt	—	—	—	384
Gain on disposal of asset	(4)	—	(4)	—
Non-GAAP net loss	$(8,231)	$(4,710)	$(24,305)	$(12,494)

Non-GAAP earnings per share:
Non-GAAP net loss	$(8,231)	$(4,710)	$(24,305)	$(12,494)
Non-GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	62,480,927	60,204,596	61,583,610	55,901,333
Non-GAAP net loss per share, basic and diluted	$(0.13)	$(0.08)	$(0.39)	$(0.22)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.24)	$(0.10)	$(0.58)	$(0.53)
Add back:
Non-GAAP adjustments to net loss per share	0.11	0.02	0.19	0.31
Non-GAAP net loss per share, basic and diluted	$(0.13)	$(0.08)	$(0.39)	$(0.22)

Reconciliation of non-GAAP weighted average shares outstanding, basic and diluted:
GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	62,480,927	60,204,596	61,583,610	45,855,044
Add back:
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	—	—	—	10,046,289
Non-GAAP weighted average shares used to compute net loss per share, basic and diluted	62,480,927	60,204,596	61,583,610	55,901,333